EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors
Essex Corporation


         We consent to the incorporation by reference in the Registration Statement on Form S-2 of Essex Corporation of our report dated February 9, 2001 relating to the balance sheet of Essex Corporation as of December 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 2000 and December 26, 1999, which report appears in the December 31, 2000 Annual Report on Form 10-KSB of Essex Corporation and to all references to our firm included in the Registration Statement.



                                                              STEGMAN & COMPANY


Baltimore, Maryland
July 17, 2001